PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:  Charles G. Urtin
President/CEO
Telephone:  724-863-3100
www.myirwinbank.com
-------------------


                                IBT Bancorp, Inc.
                Announces Operating Results for the Third Quarter

Irwin, Pennsylvania, October 27, 2004; IBT Bancorp, Inc. (AMEX: IRW), the holding company of Irwin Bank & Trust Company, today announced its results of operations for the three and nine months ended September 30, 2004. Net income for the three-month period ended September 30, 2004 was $2,161,000 or $.72 per diluted share compared to $2,562,000 or $.85 per diluted share for the comparable 2003 quarter. For the nine-month period ended September 30, 2004, net income was $6,602,000 or $2.20 per diluted share compared to $7,647,000 or $2.57 per diluted share for the comparable period in 2003. For the quarter ended
September 30, 2004, net interest income declined $214,000 or 3.78% while non-interest income declined $312,000 or 20% from the comparable 2003 quarter. The decline in net interest income was caused by a continuing compression of the net interest margin, which narrowed to 3.46% for the third quarter of 2004 compared to 3.89% for the comparable 2003 quarter. Non-interest income decreased on a quarter-to-quarter basis due to lower gains on security and loan sales. Non-interest expenses increased to $3,715,000 for the quarter ended September 30, 2004 compared to $3,582,000 for the comparable 2003 quarter. Although salaries declined $15,000, employee benefits and occupancy expenses increased, which accounted for the overall increases in non-interest expenses. For the nine months ended September 30, 2004, net interest income declined $294,000 due to the decrease in the net interest margin. Non-interest income declined $754,000 due to the one-time gain on the sale of real estate owned, which occurred in April of 2003, and a decrease in gains on the sale of investment securities. Non-interest expenses increased $660,000 due to increases in employee benefits, the opening of the new Greensburg branches and continued investments in technology.

President and CEO Charles G. Urtin stated, "The pressure on our net interest margin, which impacted net income in the first two quarters of this year, continues. The net interest margin for the three-month period ended September 30, 2004 declined 43 basis points to 3.46% compared to the same period in 2003. For the nine months ended September 30, 2004, net interest margin declined 33 basis points to 3.55% compared to the nine-month period ended September 30, 2003. The fed funds rate has increased to 1.75% and this will have a positive impact on the yield on our short-term investments. However, the uptick in rates and increased competition for deposits could increase our cost of deposits. The Company continues to grow and to pay a dividend. Total assets at September 30, 2004 increased $47,396,000 or 7.5% to $676,926,000 from $629,530,000 at December
31, 2003. We continue to manage the Company with long term goals in mind."

Total net loans reached $432,475,000 at September 30, 2004 as compared to $416,286,000 at December 31, 2003. Investments increased to $204,781,000 at September 30, 2004 as compared to $172,448,000 at December 31, 2003. Total deposits were $512,690,000 at September 30, 2004 as compared to $492,157,000 at year end. Advances from the Federal Home Loan Bank of Pittsburgh increased to $70,662,000 at September 30, 2004 as compared to $53,308,000 at December 31, 2003. Repurchase agreements nearly doubled to $24,682,342. Federal funds purchased at September 30, 2004 were $4,912,000 as compared to $7,900,000 at December 31, 2003.

The Company repurchased 5,100 shares during the quarter as authorized by a previously approved stock buy-back plan, which authorized the repurchase of 151,100 shares. As of this date, 68,344 shares have been repurchased with 82,756 shares remaining. Shares will be used for general corporate purposes and will be purchased from time to time as conditions dictate.

Irwin Bank and Trust Company is a state chartered commercial bank that conducts its business from its main office located in Irwin, Pennsylvania, seven branch offices, a loan center, a trust department and five supermarket branches located in the Pennsylvania counties of Westmoreland and Allegheny. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation. The Company's common stock is traded on the American Stock Exchange under the symbol "IRW". For more information please visit at www.myirwinbank.com


Statements contained in this news release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

IBT Bancorp, Inc.
Selected Financial Data (Unaudited)

(Dollars in Thousands, except per share data)
                                               September 30,      December 31,
                                             ------------------ ----------------
                                                   2004               2003
                                             ------------------ ----------------
Total Assets                                  $       676,926    $      629,530
Securities available for sale                 $       199,096    $      167,907
Federal Home Loan Bank stock, at cost         $         5,684    $        4,541
Total loans, net                              $       432,475    $      416,286
Total liabilities                             $       616,297    $      569,924
Interest bearing deposits                     $       432,003    $      411,104
Non-interest bearing deposits                 $        80,686    $       81,053
FHLB advances                                 $        70,662    $       53,308
Federal funds purchased                       $         4,912    $        7,900
Shareholders' equity                          $        60,629    $       59,606


                                       Three Months Ended     Nine Months Ended
                                                     September 30,
                                       ------------------    ------------------
                                          2004       2003       2004       2003
                                       -------      -----    -------    -------
Interest Income                        $ 8,402    $ 8,382    $25,084    $25,214
Interest Expense                         2,970      2,737      8,700      8,536
                                       -------      -----    -------    -------
     Net interest income                 5,432      5,645     16,384     16,678

Provision for loan losses                   40        150        290        450
                                       -------      -----    -------    -------
Net interest income after
     provision for loan losses           5,392      5,495     16,094     16,228
Non-interest income                      1,270      1,582      3,955      4,709
Non-interest expense                     3,715      3,582     11,232     10,573
                                       -------      -----    -------    -------

Income before income taxes               2,947      3,495      8,817     10,364
Income tax expense                         786        933      2,215      2,717
                                       -------      -----    -------    -------

Net income                             $ 2,161    $ 2,562    $ 6,602    $ 7,647
                                       =======    =======    =======    =======
Per Share Data:

Basic earnings per share               $  0.73    $  0.86    $  2.23    $  2.57

Diluted earnings per share             $  0.72    $  0.85    $  2.20    $  2.57

Dividends per share                    $  0.40    $  0.35    $  1.20    $  1.05

Selected Ratios (annualized):
Return on Average Assets                  1.30%      1.67%      1.35%      1.69%
Return on Average Equity                 15.20%     17.19%     14.72%     17.57%
Net Interest Spread                       3.08%      3.44%      3.15%      3.42%
Net Interest Margin                       3.46%      3.89%      3.55%      3.88%



                                               September 30,      December 31,
                                             ------------------ ----------------
Additional Per Share Data:                         2004               2003
                                             ------------------ ----------------
Shares Outstanding                               2,955,455           2,977,655

Book Value per Share                         $       20.51       $       20.02